EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 33-16778 of Spec's Music, Inc. on Form S-8 of our report dated October 18, 1996 appearing in the Annual Report on Form 10-K of Spec's Music, Inc., for the year ended July 31, 1996.


/s/ DELOITTE & TOUCHE LLP
----------------------------
Deloitte & Touche LLP
Certified Public Accountants
Miami, Florida
October 28, 1996